SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – January 20, 2005

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2004 Special Bonus Awards to Selected Management Personnel

On January 20, 2005, the Board of Directors of AK Steel Holding Corporation (the “Company”), upon the recommendation of its Compensation Committee, approved the grant of special awards to executive officers and selected key managers of the Company relating to the outstanding performance of the Company in 2004. Each award consisted of a grant of shares of restricted stock pursuant to the Company’s existing Stock Incentive Plan (the “SIP”). The stock will vest ratably on each of the first three anniversaries of the grant date and was valued initially at $13.70, an amount equal to the average of the highest and lowest sales prices of the Company’s common stock on the New York Stock Exchange on the grant date.

In making these special restricted stock grants, the Board stated that the purpose was to reward and incent the members of management who most contributed to the success of the Company in 2004. In that regard, the Board noted that the Company’s financial performance and condition had improved dramatically in 2004 from where it was in September of 2003 when the Board acted to replace both the Chief Executive Officer and the President of the Company with James L. Wainscott, the Company’s current President and Chief Executive Officer. The Board observed that, under the leadership of Mr. Wainscott and his management team, the Company has significantly increased its shipments and gross revenues, substantially reduced its controllable costs, significantly increased its liquidity and reduced its outstanding debt, and returned to profitability. Further, the Company has not only continued to honor its obligations to its retirees, but also has made a $150 million contribution to its pension fund more than a year in advance of its due date. It was the view of the Board that all of the Company’s stakeholders have benefited from this extraordinary performance, including the Company’s stockholders, who experienced a more than 460% increase in the market price of the Company’s common stock from September 18, 2003 to December 31, 2004.

A total of 186,087 restricted shares were awarded to all of the recipients of these special restricted stock award grants. Among the recipients of the awards were two executive officers of the Company who were named in the executive compensation table set forth in the Company’s Proxy Statement for its 2004 Annual Meeting of Shareholders. These officers are: James L. Wainscott - President and Chief Executive Officer, who received a grant of 43,796 restricted shares having an aggregate value as of the grant date of $600,000; and David C. Horn - Senior Vice President, General Counsel and Secretary, who received a grant of 15,328 shares having an aggregate value as of the grant date of $210,000. Awards were received also by the following three executive officers who are expected to be named (in addition to Messrs. Wainscott and Horn) in the Company’s Proxy Statement for its 2005 Annual Meeting of Shareholders: John F. Kaloski - Senior Vice President, Operations, who received a grant of 12,044 restricted shares having an aggregate value as of the grant date of $165,000; Albert E. Ferrara, Jr. - Vice President, Finance and Chief Financial Officer, who received a grant of 10,949 restricted shares having an aggregate value as of the grant date of $150,000; and Douglas W. Gant - Vice President, Sales and Customer Service, who received a grant of 8,212 restricted shares having an aggregate value as of the grant date of $112,500. A copy of the SIP pursuant to which the awards were made was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and is incorporated herein by reference.

2005 Performance Based Equity Awards

On January 20, 2005, the Board also approved, upon the recommendation of its Compensation Committee, the grant of performance-based equity awards (“Performance Shares”) to executive officers and key managers of the Company as a component of their total 2005 compensation package. Each award is expressed as a target number of shares of the Company’s common stock. The number of Performance Shares, if any, actually earned by and issued to the grantee under an award will be based upon the performance of the Company over a three-year performance period (the “Performance Period”). For the Performance Shares which are the subject of the grants awarded on January 20, 2005, the Performance Period started January 1, 2005. Depending upon the Company’s performance with reference to the performance categories described below, a grantee ultimately may earn from zero to one hundred fifty percent of the target number of shares granted. The value of any dividends which would have been paid with respect to the Performance Shares earned during a Performance Period shall be paid to the grantee in whole shares on the date on which the shares ultimately earned are issued.

Grants of a total of 205,500 Performance Shares were awarded on January 20, 2005. Among the recipients of the awards were two executive officers of the Company who were named in the executive compensation table set forth in the Company’s Proxy Statement for its 2004 Annual Meeting of Shareholders. These officers are: James L. Wainscott, President and Chief Executive Officer, who received a target award of 60,000 shares; and David C. Horn, Senior Vice President, General Counsel and Secretary, who received a target award of 15,000 shares. Awards were received also by the following three executive officers who are expected to be named (in addition to Messrs. Wainscott and Horn) in the Company’s Proxy Statement for its 2005 Annual Meeting of Shareholders: John F. Kaloski - Senior Vice President, Operations, who received a target award of 15,000 restricted shares; Albert E. Ferrara, Jr. - Vice President, Finance and Chief Financial Officer, who received a target award of 11,250 restricted shares; and Douglas W. Gant - Vice President, Sales and Customer Service, who received a target award of 11,250 restricted shares.

The performance categories used to determine how many Performance Shares ultimately will be earned and issued are (1) the Company’s total shareholder return (“TSR”), defined as price appreciation plus reinvested dividends, if any, during the Performance Period relative to the TSR during that same period of the companies in the Standard & Poor’s 400 Midcap Index, and (2) the compounded annual growth rate (“CAGR”) of the price of the Company’s common stock over the Performance Period, using as the base the average closing price of the Company’s common stock for the last twenty trading days during the month of December 2004. One half of the total target number of shares awarded may be earned based on the relative TSR performance and the other half may be earned based on the CAGR performance. For each performance category, performance levels have been set that will earn threshold, target and maximum payouts as follows:

Payout (stated as a % of category’s target shares)	TSR	Stock Price CAGR
Threshold (50%)	25th percentile	5.0%
Target (100%)	Median	7.5%
Maximum (150%)	75th percentile	10.0%

If the threshold performance level is not achieved in a category as of the end of the award’s Performance Period, then none of the target shares tied to that category would be earned or issued. If at least the threshold is achieved in a category, then shares will be earned and issued in an amount equal to the number of the award’s target shares tied to that category, multiplied by a percentage determined by a straight-line interpolation between the level of the Company’s performance in that category and the above-stated payout percentages. For example, if at the conclusion of the Performance Period for the recently-granted Performance Shares, the Company’s relative TSR performance is in the 40th percentile and its stock price CAGR is 8%, a grantee would earn and be issued 80% of the number of target shares in his or her award tied to the TSR performance category and 110% of the number of target shares in his or her award tied to the CAGR performance category.

Performance Shares issued under the existing version of the Company’s Stock Incentive Plan (“SIP”) would not qualify for the exemption available under Section 162(m) of the Internal Revenue Code for qualified performance-based compensation. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1.0 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. However, “qualified performance-based compensation” for those covered employees is exempt from this limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the shareholders of the paying corporation. The terms of the objective performance goals must preclude discretion to increase the amount of compensation payable to covered employees that would otherwise be due upon attainment of a particular goal.

In order to qualify for the exemption from the limits imposed by Section 162(m), the Performance Share grants awarded on January 20, 2005 are contingent upon shareholder approval of an amended and restated SIP which will, among other things, enable the Performance Shares to meet the definition of “qualified performance based compensation.” In addition, the grants themselves must be approved by the shareholders. Such shareholder approval will be sought at the Annual Meeting of Shareholders scheduled for May 17, 2005. If the Company’s shareholders approve the January 20, 2005 grants of Performance Shares and the amended and restated SIP, then the Performance Shares, if any, issued pursuant to such grants will be exempt under Section 162(m). If the Company’s shareholders do not approve either the January 20, 2005 grants or the amended and restated SIP, then the grants will be void.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: January 24, 2005